Exhibit 99.1
CONTACTS:
Sandy O’Halloran, investor relations
408.617.7639
sandy.ohalloran@palm.com
Marlene Somsak, media relations
408.617.7451
marlene.somsak@palm.com
Palm Reports Q3 FY06 Results
Quarterly Revenue $388.5M, Up 36% Year Over Year;
Treo Smartphone Sell-through Up More Than 100% Year Over Year
SUNNYVALE, Calif., March 23, 2006 – Palm, Inc. (Nasdaq: PALM) today reported revenue of $388.5 million in its third quarter of fiscal year 2006, ended March 3, up 36 percent from the year-ago period.
“We delivered strong results this quarter, a result of solid execution against company objectives,” said Ed Colligan, president and chief executive officer of Palm. “We extended our record of double-digit year-over-year revenue growth and profitability gains. Smartphone sell-through reported by our carrier partners more than doubled over the year-ago period, validating our strategic decision to support multiple open platforms and offer a choice of smartphones based on either Windows Mobile(R) or Palm OS(R). ”
Net income in the third fiscal quarter was $29.9 million, or $0.28 per diluted share. Net income reflected the effect of a partial reversal of a deferred tax asset valuation allowance of approximately $13 million. This compares to net income for the third quarter of fiscal year 2005 of $4.4 million, or $0.04 per diluted share.
Net income for the quarter, on a non-GAAP(1) basis, totaled $19.8 million, or $0.19 per diluted share, excluding the partial reversal of the company’s valuation allowance against its deferred tax assets and amortization of intangible assets and deferred stock-based compensation, and adjusting the income-tax provision to 40 percent. This compares to non-GAAP net income in the third quarter of fiscal year 2005 of $10.6 million, or $0.10 per diluted share, which excluded employee separation costs and amortization of intangible assets and deferred stock-based compensation.

Fourth Quarter Fiscal Year 2006 Outlook
Based on current trends, Palm provided its outlook for financial results in the fourth quarter of fiscal year 2006, ending June 2, 2006. At this time, the company expects the following:
•	Revenue in the range of $400 million to $405 million;

•	Gross margin between 33.5 percent and 33.7 percent;

•	Operating expenses between $101 million and $103 million on a GAAP basis and between $100 million and $102 million on a non-GAAP basis; and

•	Earnings per diluted share between $0.33 and $0.34 on a GAAP basis and between $0.22 and $0.23 on a non-GAAP basis, which excludes amortization of intangible assets and deferred stock-based compensation and reflects the difference between utilizing a 40 percent effective tax rate on a non-GAAP basis compared to an effective tax rate of approximately 7.5 percent to 8.5 percent on a GAAP basis.
Highlights of the Quarter:
During the third quarter of fiscal year 2006, the company accomplished the following:
•	Shipped a total of 564,000 Treo(™) smartphones. Treo sell-through reported by the company’s carriers and other smartphone distributors was a record-high 569,000, up 102 percent from the year-ago period, reflecting strong demand for the Treo 650 and Treo 700w smartphones;

•	Grew Palm’s share of the U.S. converged smartphone/PDA market to 30 percent, up from 22 percent a year ago, according to Canalys. Palm’s unit shipments grew by 111 percent compared to the overall market growth of 56 percent, according to Canalys;

•	Began selling the company’s first smartphone that uses the Microsoft Windows Mobile operating system. The Palm® Treo 700w smartphone is the first of four new smartphones the company will introduce this calendar year;

•	Delivered the first Treo smartphone built to take advantage of high-speed EV-DO (Evolution Data Optimized) radios. The Treo 700w runs on the Verizon Wireless network;

•	Created additional breakthrough software differentiation by providing a Palm experience on the Windows Mobile operating system. Features include the ability to dial by name or image, perform a Google web search from the Today Screen, manage multiple voicemail-box commands with VCR-like icons, and decline an incoming phone call with a quick text message;

•	Increased its carrier business for Treo 650 smartphones in Latin America with Telefonica/movistar in Argentina, Chile, Colombia and Venezuela; Vivo in Brazil; and CTI Movil in Argentina. In the United States, Cellular South introduced the Treo 650 to its customers, and Verizon Wireless began selling the Treo 700w in addition to the Treo 650; and

•	Hired Ronald R. Rhodes as senior vice president of Global Operations, who brings to Palm 30 years’ experience in operations and manufacturing, and promoted Roy Bedlow as vice president, Europe, Middle East and Africa.
INVESTORS’ NOTE: The company will hold a conference call for the public today at 2 p.m. Pacific/5 p.m. Eastern to discuss matters covered in this news release. The dial-in number is 866.510.0710 for callers within the United States and 617.597.5378 for international callers. The passcode for both is 90593474. A replay of the conference call will be available through March 30, 2006 beginning today at approximately 6 p.m. Pacific. The dial-in numbers for the replay are 888.286.8010 (domestic) and 617.801.6888 (international), passcode 88212503. The live conference call and slide presentation will be available over the Internet by logging onto the investor relations section of Palm’s website at http://ir.Palm.com. An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 6 p.m. Pacific.
NON-GAAP FINANCIAL MEASURES: To supplement the company’s consolidated financial statements presented in accordance with GAAP, Palm uses non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for, or superior to, GAAP results. Investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Palm’s consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures may also be different from non-GAAP financial measures used by other companies.

Palm believes the non-GAAP measures that it presents enhance investors’ overall understanding of the company’s current financial performance, ongoing operations and prospects for the future. These non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. These non-GAAP results also facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. In addition, because Palm has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting. Consistent with the company’s practice, the non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected fourth quarter of fiscal year 2006 revenue, gross margin, operating expenses and earnings per share, its tax rate and the introduction of new product and service offerings. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended Dec. 2, 2005 and its Annual Report on Form 10-K for the fiscal year ended June 3, 2005. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
CAUTIONARY NOTE REGARDING REPORTED SELL-THROUGH: Palm generally records revenues for its smartphone products based on sell-in to carriers and other distributors. To facilitate investors’ understanding of end-user demand for the company’s products, Palm also reports smartphone sell-through information in this press release and its earnings conference calls. Palm relies on reports from carriers and other distributors for its smartphone sell-through and inventory information. This information is subject to variance, and Palm can not assure investors of its accuracy, although Palm believes it to be accurate in all material respects.
About Palm, Inc.
Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products for consumers, mobile professionals and businesses include Palm® Treo(TM) smartphones, Palm handheld computers, Palm LifeDrive(TM) mobile managers, as well as software, services and accessories.
Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).
More information about Palm, Inc. is available at http://www.palm.com.
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(1) GAAP stands for Generally Accepted Accounting Principles.
Palm, Palm OS, Treo and LifeDrive are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Feb. 28, 2006	Feb. 28, 2005	Feb. 28, 2006	Feb. 28, 2005

Revenues	$388,540	$285,265	$1,175,373	$934,590

Costs and operating expenses:
Cost of revenues (*)	257,862	196,773	804,394	645,054
Sales and marketing	53,298	44,391	152,774	126,994
Research and development	38,146	23,410	98,256	62,385
General and administrative	9,683	9,416	30,388	30,527
Amortization of intangible assets and deferred stock-based compensation (**)	791	2,520	5,737	7,386
Employee separation costs	—	3,666	—	3,666
Restructuring charges	—	—	1,954	—

Total costs and operating expenses	359,780	280,176	1,093,503	876,012

Operating income	28,760	5,089	81,870	58,578
Interest and other income (expense), net	3,406	1,205	6,980	1,782

Income before income taxes	32,166	6,294	88,850	60,360
Income tax provision (benefit)	2,227	1,921	(220,155)	11,702

Net income	$29,939	$4,373	$309,005	$48,658

Net income per share:
Basic	$0.30	$0.04	$3.08	$0.50

Diluted (***)	$0.28	$0.04	$2.95	$0.47

Shares used in computing per share amounts:
Basic	101,109	97,501	100,172	96,507
Diluted	105,972	102,882	104,921	102,592

(*)	Cost of revenues does not include that portion of amortization of intangible assets and deferred stock-based compensation related to cost of revenues.

(**)	Amortization of intangible assets and deferred stock-based compensation:

Cost of revenues	$3	$30	$388	$693
Sales and marketing	506	1,629	4,086	4,997
Research and development	152	64	280	192
General and administrative	130	463	983	1,170
Employee separation costs	—	334	—	334

	$791	$2,520	$5,737	$7,386

(***)	Diluted net income per share accounts for the effect of the convertible debt using the “if converted” method:

Numerator for basic net income	$29,939	$4,373	$309,005	$48,658
Effect of dilutive securities:
Interest expense on convertible debt, net of taxes	263	—	788	—

Numerator for diluted net income per share	$30,202	$4,373	$309,793	$48,658

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior period amounts have been reclassified for current year presentation.
All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.
Reconciliation of GAAP Items to Non-GAAP Items
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Feb. 28, 2006	Feb. 28, 2005	Feb. 28, 2006	Feb. 28, 2005

Net income, as reported	$29,939	$4,373	$309,005	$48,658

Adjustments:
Amortization of intangible assets and deferred stock-based compensation	791	2,520	5,737	7,386
Employee separation costs	—	3,666	—	3,666
Restructuring charges	—	—	1,954	—
Income tax provision / benefit	(10,956)	—	(258,771)	—

Net income, non-GAAP	$19,774	$10,559	$57,925	$59,710

	Three Months Ended		Nine Months Ended
	Feb. 28, 2006	Feb. 28, 2005	Feb. 28, 2006	Feb. 28, 2005
Net income per share:
Basic, as reported	$0.30	$0.04	$3.08	$0.50

Adjustments	(0.10)	0.07	(2.50)	0.12

Basic, non-GAAP	$0.20	$0.11	$0.58	$0.62

Diluted, as reported	$0.28	$0.04	$2.95	$0.47

Adjustments	(0.09)	0.06	(2.39)	0.11

Diluted, non-GAAP	$0.19	$0.10	$0.56	$0.58

Shares used in computing per share amounts:
Basic, as reported	101,109	97,501	100,172	96,507

Diluted, as reported	105,972	102,882	104,921	102,592
Adjustments:
Effect of dilutive securities:
Convertible debt	(1,084)	—	(1,084)	—

Diluted, non-GAAP	104,888	102,882	103,837	102,592

The above non-GAAP amounts have been adjusted to eliminate amortization of intangible assets and deferred stock-based compensation, employee separation costs, restructuring charges and the change in the valuation allowance against our deferred tax assets, and for the related income tax provision of 40% which is the expected normalized rate for future years. Non-GAAP net income per diluted share amounts exclude the dilutive effect of the convertible debt using the “if converted” method because on a non-GAAP basis it is anti-dilutive.
Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value amounts)
(Unaudited)

	Feb. 28, 2006	May 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$131,643	128,164
Short-term investments	404,632	234,535
Accounts receivable, net of allowance for doubtful accounts of $4,168 and $6,874, respectively	119,078	140,162
Inventories	51,065	35,544
Deferred income taxes	82,495	—
Investment for committed tenant improvements	4,936	6,182
Prepaids and other	10,303	8,225

Total current assets	804,152	552,812

Restricted investments	775	775
Land held for sale	60,000	—
Land not in use	—	60,000
Property and equipment, net	22,550	19,158
Goodwill	166,538	249,161
Intangible assets, net	26,123	30,373
Deferred income taxes	325,349	36,217
Other assets	1,512	1,536

Total assets	$1,406,999	$950,032

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,525	$135,720
Income taxes payable	49,633	8,441
Accrued restructuring	9,683	15,400
Provision for committed tenant improvements	4,936	6,182
Current portion of long-term convertible debt	35,000	—
Other accrued liabilities	200,342	156,009

Total current liabilities	456,119	321,752

Non-current liabilities:
Long-term convertible debt	—	35,000
Other non-current liabilities	13,381	12,257

Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding: 102,069 shares and 98,977 shares, respectively	102	99
Additional paid-in capital	1,454,245	1,406,885
Unamortized deferred stock-based compensation	(1,565)	(2,422)
Accumulated deficit	(515,246)	(824,251)
Accumulated other comprehensive income (loss)	(37)	712

Total stockholders’ equity	937,499	581,023

Total liabilities and stockholders’ equity	$1,406,999	$950,032

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior balances have been reclassified to conform to current quarter presentation.
All share and per share amounts referred to in this press release have been adjusted to reflect the two-for-one stock split in the form of a stock dividend, effective March 14, 2006.

Palm, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	Feb. 28, 2006	Feb. 28, 2005
Cash flows from operating activities:
Net income	$29,939	$4,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,280	3,687
Amortization	791	2,520
Deferred income taxes	(3,081)	(600)
Realized loss (gain) on sale of equity and short-term investments	5	(191)
Changes in assets and liabilities:
Accounts receivable	84,431	60,887
Inventories	(20,070)	(16,501)
Prepaids and other	3,107	1,788
Accounts payable	(12,353)	(33,981)
Income taxes payable	(3,345)	(2,032)
Tax benefit related to stock options	5,843	—
Accrued restructuring	(4,139)	(1,814)
Other accrued liabilities	5,810	3,408

Net cash provided by operating activities	91,218	21,544

Cash flows from investing activities:
Purchase of property and equipment	(3,988)	(1,699)
Purchase of short-term investments	(395,333)	(54,875)
Sale of equity investments	—	1,200
Sale of short-term investments	245,708	47,734

Net cash used in investing activities	(153,613)	(7,640)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	12,688	2,756

Net cash provided by financing activities	12,688	2,756

Change in cash and cash equivalents	(49,707)	16,660
Cash and cash equivalents, beginning of period	181,350	89,721

Cash and cash equivalents, end of period	$131,643	$106,381

Other cash flow information:
Cash paid for income taxes	$2,645	$3,400

Cash paid for interest	$882	$907

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Aug. 31, Nov. 30, Feb. 28 and May 31.
Certain prior balances have been reclassified to conform to current quarter presentation.
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